FIRST AMENDMENT TO
                        OMEGA HEALTHCARE INVESTORS, INC.
                            2000 STOCK INCENTIVE PLAN

         This Amendment is made effective June 30, 2000, by Omega Healthcare Investors, Inc., a Maryland corporation (the "Company").

                                  Introduction
                                  ------------

         The Company maintains the Omega Healthcare Investors, Inc. 2000 Stock Incentive Plan pursuant to a document approved by the Board of Directors as of June 14, 2000 (the "Plan"). The Board of Directors has determined that it is in the best interest of the Company not to allow stock options issued under the Plan to be amended to reduce the exercise price and adopted a consent resolution to that effect dated June 30, 2000.

         NOW, THEREFORE, the Plan is hereby amended, effective June 30, 2000, by adding the following to the end of Section 3.2(a):

                  "Notwithstanding any other provision hereof, and except for adjustments to the Exercise Price as contemplated by Section 5.2 hereof, in no event will the Exercise Price per share of Stock purchasable under any Option be reduced after the date of grant of the Option and no Option may be canceled or surrendered in exchange for an Option with a lower Exercise Price."

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Company has executed this First Amendment effective as of June 30, 2000.


                                                   By: /s/ Susan Allene Kovach
                                                       ----------------------
                                                        Susan Allene Kovach
                                                        Vice President